SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant      ☑

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INSIGHTFUL CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies	Aggregate number of securities to which transaction applies	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11	Proposed maximum aggregate value of transaction	Total fee paid

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INSIGHTFUL CORPORATION
1700 WESTLAKE AVENUE NORTH
SUITE 500
SEATTLE, WASHINGTON 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
(Corrected)

To the Stockholders of Insightful Corporation:

     The Notice of Annual Meeting of Stockholders that was initially mailed to our stockholders on or about May 7, 2004, inadvertently stated that the meeting would be held on “Wednesday, June 11, 2004.” The correct date of the meeting is Friday, June 11, 2004, at 9:00 a.m. Seattle time. The meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington, for the following purposes:

1.	to elect two Class II directors to serve for a three-year term.
2.	to transact such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR

     These items of business are more fully described in the proxy statement which has been mailed to you previously. The Board of Directors has fixed the close of business on April 28, 2004 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the annual meeting. To ensure your representation at the meeting, however, you should promptly complete, sign, date and return the proxy card that was previously mailed to you. Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Secretary of Insightful a written revocation bearing a later date or by attending the meeting and voting in person.

By Order of the Board of Directors

Kenneth J. Moyle, Jr. General Counsel and Secretary

Seattle, Washington
May 17, 2004